SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation or Organization
Advanced Energy Japan K.K	Japan
Advanced Energy U.K. Limited	United Kingdom
Advanced Energy Industries GmbH	Germany
Advanced Energy Taiwan, Ltd.	Taiwan
Advanced Energy Industries, Inc., Shanghai	China
Advanced Energy Industries (Shenzhen) Co., Ltd. (manufacturing)	China
AEI International Holdings CV	Netherlands
Advanced Energy Industries Korea, Inc.	South Korea
AEI Korea Services, Ltd.	South Korea
Tamio Limited	Hong Kong
Advanced Energy Industries - China Business Trust	China
Wankia Limited	Hong Kong
Advanced Energy Industries Limited	Hong Kong
Fuyogo Limited	Hong Kong
AEI Canada, Inc.	Canada
Advanced Energy Singapore, Pte. Ltd.	Singapore
Advanced Energy Services Pte. Ltd.	Singapore
AE Solar Energy, Inc.	Oregon
Sekidenko, Inc.	Washington
AERA Corporation	Texas
AEI US Subsidiary, Inc.	Delaware
AEI Holdings, GmbH	Germany
REFUsol GmbH	Germany
REFUsol Solar Electronics Pvt. Ltd	India
REFUsol, Inc.	Delaware
K.K. REFUsol	Japan
REFUsol Solar Electronics, Inc.	Canada
REFUsol New Energy Technology Co., Ltd.	China